SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 28, 2005

Strategic Hotel Capital, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)

77 West Wacker Drive, Suite 4600, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(312) 658-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On July 28, 2005, Strategic Hotel Funding, L.L.C., the operating partnership of Strategic Hotel Capital, Inc., entered into an amendment to its credit agreement with Deutsche Bank Trust Company Americas, as Administrative Agent (the “Amendment”). The principal changes to the credit agreement effected by the Amendment were (i) to increase the line of credit from One Hundred Twenty Million Dollars ($120,000,000) to One Hundred Seventy-Five Million Dollars ($175,000,000); and (ii) to modify the Total Interest Coverage Ratio from 2.75:1.00 to 2.50:1.00.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The Amendment is filed as Exhibit 1.01 hereto and is incorporated herein by reference.

Exhibit No.	Description
10.1	Second Amendment to Credit Agreement dated as of July 28, 2005 among Strategic Hotel Funding, L.L.C., various financial institutions named therein and Deutsche Bank Trust Company Americas, as Administrative Agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTEL CAPITAL, INC.

July 29, 2005	By:	/s/ Monte J. Huber
Name: Monte J. Huber
Title: Vice President, Controller and Treasurer

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